EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2003 relating to the financial statements, which appears in Onyx Acceptance Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Orange County, California

June 5, 2003